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                     CAPITAL MARKETS ASSURANCE CORPORATION

                             [FORM OF SURETY BOND]

                                     [DATE]

                                                        Surety Bond No.SB10928

Re: CHAMPION HOME EQUITY LOAN TRUST 1996-4 (the "Trust"), Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates (collectively, the "Class A Certificates")

Insured Obligation:          Obligation of the Trust to pay up to $100,000,000
                             in aggregate principal amount of the Class A
                             Certificates, plus accrued and unpaid interest on the Class A Certificates

Beneficiary:                 The Bank of New York and its permitted successors
                             and assigns, as Trustee of the Trust

         For consideration received, CAPITAL MARKETS ASSURANCE CORPORATION ("CapMAC"), hereby unconditionally and irrevocably guarantees to the Beneficiary, payment of the Insured Obligation, subject to the terms of this surety bond (the "Surety Bond"). CapMAC agrees to pay to the Beneficiary an amount (the "Payment Amount") equal to the sum of:

                           (a) on any Distribution Date, the amount by which
                  the aggregate of the Class Interest Distributions with respect to the Class A Certificates for such Distribution Date exceeds the amount on deposit in the Distribution Account available to be distributed therefor (excluding Insured Payments) on such Distribution Date pursuant to Sections 5.01(a)(i)(2), 5.01(a)(ii)(2) and 5.01(a)(iii), plus

                           (b) on any Distribution Date other than the Final
                  Scheduled Distribution Date, the amount by which the Aggregate Class A Principal Balance for each Certificate Group as of such Distribution Date (after taking into account distributions (excluding Insured Payments) allocable to principal on such Distribution Date pursuant to Sections 5.01(a)(i)(3), 5.01(a)(ii)(3) and 5.01(a)(iii)) exceeds the sum

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                  of (i) the related Loan Group Principal Balance and (ii)
                  the amount on deposit in the Pre-Funding Account (exclusive of any reinvestment earnings) allocable to such Loan Group, each as of the end of the related Due Period;

                           (c) on the Final Scheduled Distribution Date, with
                  respect to the Group 1 Certificates, an amount equal to the Aggregate Class A Principal Balance for such Group 1 Certificates and with respect to the Group 2 Certificates, an amount equal to the Aggregate Class A Principal Balance for such Group 2 Certificates (in each case, after taking into account distributions allocable to principal on such Distribution Date).

(the amount set forth in (a), the "Guaranteed Interest Payment Amount") and (the sum of the amounts set forth in (b) and (c) the "Guaranteed Principal Payment Amount").

         If the payment of the Guaranteed Interest Payment Amount or the Guaranteed Principal Payment Amount pursuant hereto is voided (a "Preference Event") under any applicable bankruptcy, insolvency, receivership or similar law in an Insolvency Proceeding, and, as a result of such a Preference Event, the Beneficiary is required to return such voided payment, or any portion of such voided payment, made in respect of the Certificates (an "Avoided Payment"), CapMAC will pay on the guarantee described in the first paragraph hereof, an amount equal to such Avoided Payment, irrevocably, absolutely and unconditionally and without the assertion of any defenses to payment, including fraud in inducement or fact or any other circumstances that would have the effect of discharging a surety in law or in equity, upon receipt by CapMAC from the Beneficiary of (x) a certified copy of a final order of a court exercising jurisdiction in such Insolvency Proceeding to the effect that the Beneficiary is required to return any such payment or portion thereof prior to the Termination Date (as defined below) of this Surety Bond because such payment was voided under applicable law, with respect to which order the appeal period has expired without an appeal having been filed (the "Final Order"), (y) an assignment, in form reasonably satisfactory to CapMAC, irrevocably assigning to CapMAC all rights and claims of such Beneficiary relating to or arising under such Avoided Payment and (z) a Notice for Payment in the form of Exhibit A hereto appropriately completed and executed by the Beneficiary. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the Beneficiary directly.

         Notwithstanding the foregoing, in no event shall CapMAC be obligated to make any payment in respect of any Avoided Payment, which payment represents a payment of the principal amount of the Class A Certificates, prior to the time CapMAC would have been required to make a payment in respect of such principal pursuant to the first paragraph of this Surety Bond.

         CapMAC shall make payments due in respect of Avoided Payments prior to 1:00 p.m. New York City time on the second Business Day following CapMAC's receipt of the documents required under clauses (x) through (z) of the second preceding paragraph. Any such documents received by CapMAC after 3:00 p.m. New York City time on any Business Day or on any day that is not a Business Day shall be deemed to have been received by CapMAC prior to 3:00 p.m.

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on the next succeeding Business Day. All payments made by CapMAC hereunder in respect of Avoided Payments will be made with CapMAC's own funds.

         In no event shall CapMAC be obligated to make any payments in respect of principal on the Class A Certificates pursuant to any Notice for Payment (as defined below) presented hereunder in an amount in excess of the $100,000,000 less the sum of all amounts theretofore paid in respect of principal on the Class A Certificates pursuant to all Notices for Payment hereunder.

         Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated as of November 30, 1996, by and among Lehman ABS Corporation, as Depositor, Champion Mortgage Co., Inc., as Seller, Champion Mortgage Servicing Corp., as Servicer and The Bank of New York, as Trustee (the "Pooling and Servicing Agreement").

         "Insolvency Proceeding" means the commencement, after the date hereof, of any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings by or against any Person, or the commencement, after the date hereof, of any proceedings by or against any Person for the winding up or liquidation of its affairs, or the consent after the date hereof to the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings of or relating to any person.

         CapMAC will pay or cause to be paid to the Beneficiary, irrevocably and unconditionally and without the prior assertion of any defenses to payment, including fraud in inducement or fact, the amount demanded in a Notice for Payment (as defined below), not to exceed the Payment Amount on the Distribution Date relating to such Notice for Payment, in immediately available funds on the later of (a) 11:00 a.m. New York City time on the Business Day immediately preceding a Distribution Date and, (b) 11:00 a.m. New York City time on the second Business Day next succeeding presentation to CapMAC (as hereinafter provided) of a notice for payment in the form of Exhibit A hereto ("Notice for Payment"), appropriately completed and executed by the Beneficiary.

         A Notice for Payment under this Surety Bond must be received by CapMAC by 2:00 p.m. New York City time on any Business Day by (a) delivery of the original Notice for Payment to CapMAC at its address set forth below, or (b) facsimile transmission of the original Notice for Payment to CapMAC at its facsimile number set forth below. If presentation is made by facsimile transmission, the Beneficiary shall (i) simultaneously confirm transmission by telephone to CapMAC at its telephone number set forth below, and (ii) as soon as reasonably practicable, deliver the original Notice for Payment to CapMAC at its address set forth below. Any Notice for Payment received by CapMAC after 2:00 p.m. New York City time, on a Business Day, or on any day that is not a Business Day, will be deemed to be received by CapMAC at 9:00 a.m., New York City time, on the next succeeding Business Day.

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         CapMAC hereby waives and agrees not to assert any and all rights to require the Beneficiary to make demand on or to proceed against any person, party or security prior to demanding payment under this Surety Bond.

         No defenses, set-offs and counterclaims of any kind available to CapMAC so as to deny payment of any amount due in respect of this Surety Bond will be valid and CapMAC hereby waives and agrees not to assert any and all such defenses, set-offs and counterclaims, including, without limitation, any such rights acquired by subrogation, assignment or otherwise.

         Any rights of subrogation acquired by CapMAC as a result of any payment made under this Surety Bond shall, in all respects, be subordinate and junior in right of payment to the prior indefeasible payment in full of all amounts due the Trustee on account of payments due under the Certificates.

         This Surety Bond is neither transferable nor assignable, except in whole, but not in part, to a successor Trustee duly appointed and qualified under the Pooling and Servicing Agreement. Such transfer and assignment shall be effective upon receipt by CapMAC of a copy of the instrument effecting such transfer and assignment signed by the transferor and by the transferee, and a certificate, properly completed and signed by the transferor and the transferee, in the form of Exhibit B hereto (which shall be conclusive evidence of such transfer and assignment), and, in such case, the transferee instead of the transferor shall, without the necessity of further action, be entitled to all the benefits of and rights under this Surety Bond in the transferor's place, provided that, in such case, the Notice for Payment presented hereunder shall be a certificate of the transferee and shall be signed by one who states therein that he is a duly authorized officer of the transferee.

         All notices, presentations, transmissions, deliveries and communications made by the Beneficiary to CapMAC with respect to this Surety Bond shall specifically refer to the number of this Surety Bond and shall be made to CapMAC at:

                       Capital Markets Assurance Corporation
                       885 Third Avenue, 14th Floor
                       New York, N.Y. 10022

                       Attention: Managing Director,
                           Credit Enhancement
                       Telephone: (212) 891-4271
                       Facsimile: (212) 755-5462

or such other address, officer, telephone number or facsimile number as CapMAC may designate to the Beneficiary in writing from time to time. Each such notice, presentation, delivery and communication shall be effective only upon actual receipt by CapMAC.

         The obligations of CapMAC under this Surety Bond are irrevocable, primary, absolute and unconditional (except as expressly provided herein) and neither the failure of the

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Beneficiary, the Seller, the Servicer, the Depositor or any other person to perform any covenant or obligation in favor of CapMAC (or otherwise), nor the failure or omission to make a demand permitted hereunder, nor the commencement of any bankruptcy, debtor or other insolvency proceeding by or against the Beneficiary, the Seller, the Servicer, the Depositor or any other person shall in any way affect or limit CapMAC's obligations under this Surety Bond. If an action or proceeding to enforce this Surety Bond is brought, the Beneficiary shall be entitled to recover from CapMAC costs and expenses reasonably incurred, including without limitation reasonable fees and expenses of counsel.

         There shall be no acceleration payment due under this Surety Bond unless such acceleration is at the sole option of CapMAC.

         This Surety Bond and the obligations of CapMAC hereunder shall terminate upon the date (the "Termination Date") which is one year and one day following the earliest to occur of: (i) the Distribution Date occurring in
[        ], (ii) the receipt by CapMAC of written notice, together with the original of this Surety Bond, from the Beneficiary substantially in the form of Exhibit C hereto, stating that the Trust has been terminated in accordance with the terms of the Pooling and Servicing Agreement, signed by the Beneficiary, and
(iii) the Distribution Date upon which final distribution on the Class A Certificates is made; provided that, if an Insolvency Proceeding is existing by or against the Seller, the Servicer or the Depositor during such one year and one day period, then this Surety Bond and CapMAC's obligations hereunder shall terminate on the date of the conclusion or dismissal of such Insolvency Proceeding without continuing jurisdiction by the court in such Insolvency Proceeding; provided further that this Surety Bond shall not terminate prior to the date on which CapMAC has made all payments required to be made under the terms of this Surety Bond in respect of such Avoided Payments.

         This Surety Bond shall be returned to CapMAC upon the expiration of its term.

         This Surety Bond is not covered by the property/casualty insurance fund specified in Article Seventy-six of the New York State insurance law.

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         This Surety Bond sets forth in full the undertaking of CapMAC, and shall not be modified, altered or affected by any other agreement or instrument, including any modification or amendment to any other agreement or instrument, or by the merger, consolidation or dissolution of the Trust or any other Person and may not be canceled or revoked prior to the time it is terminated in accordance with the express terms hereof.

         THIS SURETY BOND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW
YORK.

         IN WITNESS WHEREOF, CapMAC has caused this Surety Bond to be executed on the date first written above.

                     CAPITAL MARKETS ASSURANCE CORPORATION

                           By
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